                                                              Exhibit (q)(2)

                   THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS

                           Power of Attorney


KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of The Lutheran Brotherhood Family of Funds, a Delaware business trust, does hereby make, constitute and appoint John C. Bjork and Daniel G. Walseth, and each or either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such officer of such Company to a Registration Statement or Registration Statements, on Form N-1A or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by such Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of shares of such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 11th day of December, 2000.



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James R. Olson
President
(Principal Executive Officer)